Exhibit 10.1

Sovereign Bank

August 10, 2012

Blonder Tongue Laboratories, Inc.

One Jake Brown Road

Old Bridge, NJ 08857
Attn: Eric Skolnik, Senior Vice President & CFO

RE:          Revolving Credit, Term Loan and Security Agreement dated August 6, 2008, as amended, (“Credit Agreement”) by and among Sovereign Bank N.A., as a lender and as agent for the lenders from time to time party thereto (“Lender”) and Blonder Tongue Laboratories, Inc., a Delaware corporation (“Blonder Tongue”), and its wholly owned subsidiary, R. L. Drake Holdings, LLC, a Delaware limited liability company (“Drake” and, together with Blonder Tongue, collectively referred to herein as, “Borrowers” and each, individually, a “Borrower”).

Gentlemen:

Reference is made to the Credit Agreement. Capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Credit Agreement. You have requested that we modify the Fixed Charge Coverage Ratio Covenant applicable to the trailing 12-month period ended June 30, 2012, as set forth in Section 6.5(a) of the Credit Agreement on a retroactive basis to and effective as of June 30, 2012. The Lender is amendable to your request and as such it is agreed as follows:

Effective retroactively to and effective as of June 30, 2012, the Fixed Charge Coverage Ratio set forth in Section 6.5(a) of the Credit Agreement, applicable only to the trailing 12\-month period ended June 30, 2012 is reduced from 1.50:1.00 to 1.30: 1.00. All subsequent testing periods for the Fixed Charge Coverage Ratio shall remain at 1.50:1.00.

All other terms, provisions and conditions set forth in the Credit Agreement shall remain in full force and effect and shall not be modified hereby. Please confirm your agreement to the foregoing retroactive amendment to the Credit Agreement by signing and returning a copy of this letter to the undersigned.

Very truly yours,

SOVEREIGN BANK, N.A.

By:	/s/ Mark Metsky,
Mark Metsky, Senior Vice President

ACCEPTED AND AGREED TO
EFFECTIVE RETROACTIVELY TO
JUNE 30, 2012.

BLONDER TONGUE LABORATORIES, INC

By:	/s/ Eric Skolnik,
Eric Skolnik, Senior Vice President and CFO